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                                                                   EXHIBIT 12.1


            ARDEN REALTY LIMITED PARTNERSHIP COMPUTATION OF RATIOS OF
                           EARNINGS TO FIXED CHARGES
                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)





                                                                      ARDEN REALTY LIMITED PARTNERSHIP
                                         ------------------------------------------------------------------------------------------
                                                                                                                    For the Period
                                                                                                                    October 9, 1996
                                                           For the Years Ended December 31,                         to December 31,
                                          --------------------------------------------------------------------
                                               2000             1999                1998             1997                 1996
                                          -----------        ---------           ----------      -------------      ---------------
Earnings Available to Cover
  Fixed Charges:
Income before extraordinary items          $  105,209        $ 102,393           $   95,794         $   44,286          $  8,426

Add: Interest Expense                          78,406           60,239               43,403             19,511             1,280
                                           ----------        ---------           ----------         ----------          --------

Total Earnings Available to
  Cover Fixed Charges                      $  183,615        $ 162,632           $  139,197         $   63,797          $  9,706
                                           ==========        =========           ==========         ==========          ========

Fixed Charges:
   Interest Expense                        $   78,406        $  60,239           $   43,403         $   19,511          $  1,280
   Interest Capitalized                        12,646            9,587                8,920              1,178                57
   Preferred Distributions                      4,312            1,354                   --                 --                --
                                           ----------        ---------           ----------         ----------          --------

Total Fixed Charges                        $   95,364        $  71,180           $   52,323         $   20,689          $  1,337
                                           ==========        =========           ==========         ==========          ========

Ratio of Earnings to Fixed Charges              1.93x            2.28x                2.66x              3.08x             7.26x
                                           ==========        =========           ==========         ==========          ========




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

                                                                                          ARDEN
                                                                                       PREDECESSORS
                                                                                  ------------------------
                                                                                   For the Period January
                                                                                   1, 1996 to October 8,
                                                                                            1996
                                                                                  ------------------------
Earnings Available to Cover Fixed Charges:
Income before extraordinary items                                                        $  (4,917)

Add: Interest Expense                                                                        24,521
                                                                                         ----------

Total Earnings Available to Cover Fixed Charges                                          $   19,604
                                                                                         ==========

Fixed Charges:
   Interest Expense                                                                      $   24,521
   Interest Capitalized                                                                          --
   Preferred Distributions                                                                       --
                                                                                         ----------

Total Fixed Charges                                                                      $   24,521
                                                                                         ==========

Ratio of Earnings to Fixed Charges                                                            0.80x
                                                                                         ==========
